Exhibit 21.1

Subsidiaries of Registrant

Property Name	State Organization
Lightstone Value Plus REIT II, LP	Delaware
LVP East Rutherford Holding Corp.	Delaware
LVP East Rutherford Loan Acquisition LLC	Delaware
LVP FFI East Rutherford Holding Corp	Delaware
LVP Tucson LLC	Delaware
LVP Tucson Holding Corp.	Delaware
LVP Tucson Holdings LLC	Delaware
LVP FPS Airport LLC	Delaware
LVP FPS Airport Holding Corp.	Delaware
LVP FPS Airport Holdings LLC	Delaware
LVP AP Airport LLC	Delaware
LVP AP Airport Holding Corp.	Delaware
LVP AP Airport Holdings LLC	Delaware
LVP PHL Land LLC	Delaware
LVP PHL Land Holdings LLC	Delaware
LVP CY Willoughby Holdings LLC	Delaware
LVP CY Willoughby LLC	Delaware
LVP CY Willoughby Holding Corp.	Delaware
LVP FFI Des Moines Holdings LLC	Delaware
LVP FFI Des Moines LLC	Delaware
LVP FFI Des Moines Holding Corp.	Delaware
LVP SHS Des Moines Holdings LLC	Delaware
LVP SHS Des Moines LLC	Delaware
LVP SHS Des Moines Holding Corp.	Delaware
LVP WVTC Holdings LLC	Delaware
LVP WVTC Holding Corp.	Delaware
LVP WVTC LLC	Delaware
LVP RI Needham Holdings LLC	Delaware
LVP RI Needham LLC	Delaware
LVP RI Needham Holding Corp.	Delaware
LVP HP New Orleans Holdings LLC	Delaware
LVP HP New Orleans LLC	Delaware
LVP HP New Orleans Holding Corp.	Delaware
Brownmill, LLC	Delaware
LVP LIC Hotel JV LLC	Delaware